DRAFT
[Logo Graphic Omitted]

      This Proxy Is Solicited On Behalf Of The Board Of Directors Of The Sentinel New York Tax-Free Income Fund and Sentinel Tax-Free Income Fund,
                 Each A Series Of Sentinel Group Funds, Inc.
                       And The Board Of Trustees Of The
                     Sentinel Pennsylvania Tax-Free Trust

By Signing And Dating The Lower Portion Of This Card, You Authorize The Proxies To Vote Each Applicable Proposal As Marked, Or If Not Marked, To Vote "For" Each Applicable Proposal And To Use Their Discretion To Vote Any Other Matter As May Properly Come Before The Special Meeting Of Stockholders Scheduled To Be Held On October 3, 2006 ("Meeting") Or Any Adjournment Or Postponement Of The Meeting. If You Do Not Intend To Personally Attend The Meeting, Please Authorize A Proxy By Telephone Or By Completing, Detaching And Mailing The Lower Portion Of This Card In The Enclosed Envelope.

This Proxy When Properly Executed Will Be Voted In The Manner Directed Herein By The Undersigned Stockholder. If No Direction Is Made, This Proxy Will Be Voted "For" Proposals 1(a), (b) And (c), As Applicable.

The Undersigned Hereby Appoints Kerry A. Jung And D. Russell Morgan As Proxies, Acting By A Majority Of Those Present, Each With The Full Power To Appoint A Substitute, And Hereby Authorizes Them To Represent And To Vote, As Designated Below, All The Shares Of The Applicable Fund Held Of Record By The Undersigned On July 7, 2006, As Indicated Above, At The Meeting Or Any Adjournment Or Postponement Of The Meeting.



SENTINEL GROUP FUNDS, INC.
SENTINEL PENNYSLVANIA TAX-FREE TRUST

Proposal                                          For       Against     Abstain
PROPOSAL 1(a): To approve the  reorganization
of the Sentinel  New York Fund in  accordance
with    the    Agreement    and    Plan    of
Reorganization   and  the   transactions   it
contemplates,  as  described  in  this  Proxy
Statement/Prospectus.

PROPOSAL 1(b): To approve the  reorganization
of  the   Sentinel   Pennsylvania   Fund   in
accordance  with  the  Agreement  and Plan of
Reorganization   and  the   transactions   it
contemplates,  as  described  in  this  Proxy
Statement/Prospectus.

PROPOSAL 1(c): To approve the  reorganization
of the Sentinel  Tax Free Fund in  accordance
with    the    Agreement    and    Plan    of
Reorganization   and  the   transactions   it
contemplates,  as  described  in  this  Proxy
Statement/Prospectus.

This proxy, when properly executed, will be voted in the manner you directed with respect to the Fund that you own. If no direction is given with respect to a proposal, this proxy will be voted FOR such proposal.

                                                NOTE:  Please sign  exactly as
                                                your  name(s)  appear  on this
                                                card.   Joint  owners   should
                                                each    sign     individually.
                                                Corporate  proxies  should  be
                                                signed in full  corporate name
                                                by  an   authorized   officer.
                                                Fiduciaries  should  give full
                                                titles.



                                                 Signature




                                                Signature of joint owner, if any



                                                   Date